Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-287327

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 23, 2025)

Lithium Americas Corp.

Up to $250,000,000

Common Shares

Lithium Americas Corp. (“LAC,” the “Company,” “we,” “our” or “us”) have entered into an equity distribution agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD” or the “Agent”) relating to our Common Shares offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell our Common Shares having an aggregate sales price of up to $250,000,000 from time to time through TD acting as our sales agent.

Our Common Shares are traded on the NYSE and the Toronto Stock Exchange (“TSX”) under the symbol “LAC.” The last reported sale price of our Common Shares on November 12, 2025, was US$4.87 per share, as reported on the NYSE and C$6.80 per share, as reported on the TSX.

Sales of our Common Shares, if any, under this prospectus supplement will be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NYSE, the existing trading market for our Common Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. TD is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between TD and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to TD for sales of Common Shares sold pursuant to the Sales Agreement will be at an amount up to 3.0% of the gross proceeds of any Common Shares sold under the Sales Agreement. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement. In connection with the sale of the Common Shares on our behalf, TD will be deemed to be “underwriter” within the meaning of the Securities Act, and the compensation of TD will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. See “Plan of Distribution” on page S-12 of this prospectus supplement for additional information concerning the compensation to be paid to TD.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

TD Securities

The date of this prospectus supplement is November 13, 2025

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or any free writing prospectus supplement we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement is current only as of its date.

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of our Common Shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this offering and (2) the accompanying base prospectus, which provides general information and disclosure, some of which may not apply to this offering. This prospectus supplement may also add to, update or change information contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying base prospectus combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Neither we nor TD have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell our Common Shares in any jurisdiction where the offer is not permitted.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, together with the additional information described under the heading, “Where You Can Find More Information” before you invest, as these documents contain information you should consider when making your investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement and the accompanying base prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, are forward-looking statements and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements in this prospectus supplement, including the documents incorporated by reference, includes, but is not limited to:

•	statements about the use of proceeds from this offering and the number of Common Shares that may be issued;

•

statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the investment agreement with General Motors Holdings LLC (“GM”) to establish a joint venture with the Company for the purposes of funding, developing, constructing and operating the Thacker Pass project (the “Project” and, such transaction, the “JV Transaction”), the Conditional Commitment from the U.S. Department of Energy’s Advanced Technology Vehicles Manufacturing Loan Program (the “DOE Loan”), and the strategic investment of $250 million from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), for the development and construction of Phase 1 of the Project (the “Orion Investment”), including statements regarding satisfaction of draw down conditions on the DOE Loan;

•

expectations about the extent that the JV Transaction, DOE Loan, including any amendments thereto, the Orion Investment and cash on hand would fund the development and construction of the Project on schedule or at all;

•	expected timing of future draws on the DOE Loan and the ability to satisfy conditions on the DOE Loan for future draws;

•	expectations and timing on the commencement of operations and first production;

•	project de-risking initiatives;

•

expectations related to the construction build, job creation and nameplate capacity of the Project as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company;

•	the estimated cash flow, capitalization and adequacy thereof for the Company;

•

the estimated costs of the development of the Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans;

•	cost and expected benefits of the transloading terminal;

•	cost and expected benefit of the limestone quarry;

•	anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the U.S. for the Project;

•	the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the U.S. for the Company’s development and resultant operations;

•	outcomes or timing of judicial proceedings;

•	capital expenditures and programs;

•	estimates, and any change in estimates, of the mineral resources and mineral reserves at the Project;

•	development of mineral resources and mineral reserves;

•

the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto;

•	government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium;

•	the creation of a battery supply chain in the U.S. to support the electric vehicle market;

•	the timing and amount of future production, currency exchange and interest rates;

•	the Company’s ability to raise capital;

•	expected expenditures to be made by the Company on the Project;

•	statements relating to revised capital cost estimates;

•	ability to produce high purity battery-grade lithium products;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the timing, cost, quantity, capacity and product quality of production at the Project;

•	successful development of the Project, including successful results from the Company’s testing facility and third-party tests related thereto;

•

statements with respect to the expected economics of the Project, including capital costs, operating costs, sustaining capital requirements, after-tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine;

•	anticipated job creation and the completion of the workforce hub;

•

the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of the Project will minimize construction risk, ensure availability of skilled labor, address the challenges associated with the Project’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities;

•	the expected workforce development training program being prepared with Great Basin College;

•	the Company’s commitment to sustainable development, limiting the environmental impact at the Project and plans for phased reclamation during the life of mine including use benefits of growth media;

•	ability to achieve capital cost efficiencies;

•	anticipated use of any future proceeds and earnings related to the Project;

•	anticipated plans regarding the payment or non-payment of dividends; and

•

as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

Forward-looking statements involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. Forward-looking statements reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this prospectus supplement, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such forward-looking statements is based include, without limitation:

•	expectations regarding Phase 2 of the Project, including financing;

•

the ability of Lithium Nevada LLC (“LN”) to continue to draw down on the DOE Loan on the anticipated timeline, and the absence of material adverse events affecting the Company during the construction of the Project;

•	the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects;

•	the ability to meet future objectives and priorities;

•	a cordial business relationship between the Company and third-party strategic and contractual partners;

•

the risk of tax liabilities as a result of the statutory plan of arrangement between the Company and Lithium Americas (Argentina) Corp. (the “Arrangement”) and general business and economic uncertainties and adverse market conditions;

•	the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met;

•	the risk of tax indemnity obligations owed by the Company to Lithium Argentina AG following the Arrangement becoming payable, including as a result of events outside of the Company’s control;

•	the availability of equipment and facilities necessary to complete development and construction of the Project;

•	unforeseen technological and engineering problems;

•

changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market;

•	uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates;

•	the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected;

•	the ability of the Company to secure sufficient additional financing, to advance and develop the Project, and to produce battery-grade lithium;

•	the respective benefits and impacts of the Project when production operations commence;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions;

•	uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada;

•	demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market;

•	current technological trends;

•	the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry;

•

continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to the Project, and continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement;

•	risks related to cost, funding and regulatory authorizations to develop a workforce housing facility;

•	the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates;

•	impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions;

•	the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations;

•	increased attention to environmental, social, governance and safety and sustainability-related matters;

•

risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability- related benefits);

•	risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments;

•	estimates of, and unpredictable changes to, the market prices for lithium products;

•	development and construction costs for the Project, and costs for any additional exploration work at the project;

•	estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves;

•	some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate;

•	reliability of technical data;

•

anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing;

•	timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at the Project;

•	availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Project;

•	government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes;

•	ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates;

•	that the Company will meet its future objectives and priorities;

•	that the Company will have access to adequate capital to fund its future projects and plans;

•	that such future projects and plans will proceed as anticipated;

•	compliance by the Company and GM (together, the “JV Partners”) with terms of agreements and the ability of the JV Partners to fund their share of funding obligations for the Project;

•	the lack of any material disputes or disagreements between the JV Partners;

•	the regulation of the mining industry by various governmental agencies;

•	as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions.

Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any forward-looking statements as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on EDGAR at www.sec.gov. All forward-looking statements contained in this prospectus supplement are expressly qualified by the risk factors set out herein and in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on EDGAR. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INFORMATION ABOUT THE COMPANY

Overview

We are a Canadian-based resource and materials company focused on developing, building and operating significant lithium deposits and chemical processing facilities. Our flagship asset is Thacker Pass, a sedimentary- based lithium deposit located in the McDermitt Caldera in Humboldt County, in northern Nevada (“Thacker Pass”). Thacker Pass is owned by LN, a wholly owned subsidiary of Lithium Nevada Ventures LLC, the joint venture between the JV Partners. As of the date of this prospectus supplement, we own a 62% interest in Thacker Pass and will manage the Project, and GM owns a 38% interest in Thacker Pass.

Our Common Shares are listed on the NYSE and on the TSX under the symbol “LAC.”

Amounts stated in this prospectus supplement are in United States dollars, unless otherwise indicated.

Company Information

Our principal executive offices are located at 3260 – 666 Burrard Street, Vancouver, BC V6C 2X8, and our telephone number is (778) 656-5820. Our website is www.lithiumamericas.com. The information found on our website is not part of this prospectus supplement.

THE OFFERING

Common shares offered by us	Common Shares having an aggregate sales price of up to $250,000,000.

Common shares to be outstanding immediately after this offering	Up to 354,822,990 shares (as more fully described in the notes following this table), assuming sales of 51,334,702 Common Shares in this offering at an offering price of $4.87 per share, which was the last reported sale price of our Common Shares on NYSE on November 12, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to TD, as sales agent. See “Plan of Distribution” on page S-12.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital. Please read “Use of Proceeds.”

Risk Factors	There are risks associated with an investment in our Common Shares. You should consider carefully the risk factors on page S-9 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase our Common Shares in this offering.

The NYSE and TSX Symbol	Our Common Shares are listed on NYSE and TSX under the symbol “LAC.”

The number of Common Shares shown above is based on 303,488,288 Common Shares outstanding as of November 12, 2025. In addition, the number of Common Shares shown above excludes the following potentially dilutive securities outstanding as of that date:

•	17,913,429 Common Shares issuable upon conversion of the convertible promissory note issued by the Company to Orion; and

•	up to 13% of the Company’s issued and outstanding Common Shares issuable upon exercise of the warrants the Company has committed to issue to the U.S. Department of Energy.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, together with all of the other information included in this prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus supplement, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

Future sales of our Common Shares, or the perception that such sales may occur, may depress our stock price.

We or our shareholders may sell Common Shares in the future. A substantial number of our Common Shares are reserved for issuance upon conversion of notes evidencing our current indebtedness, upon exercise of warrants and upon vesting of restricted share units. If we or our shareholders sell substantial amounts of our Common Shares (including shares issued upon the conversion of notes or other convertible securities or vesting of restricted share units) in the public market, or if the market perceives that such sales may occur, the market price of our Common Shares could fall and it may become more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. For example, pursuant to the obligations set forth in the Registration Rights Agreement, dated April 1, 2025, by and among the Company and each of the holders set forth on the signature pages thereto, the Company has registered for resale by Orion up to 43,707,080 Common Shares. Additionally, the Company has committed to issue certain warrants to the U.S. Department of Energy, which will be convertible pursuant to their terms into Common Shares in an amount that may equal up to approximately 13% of the Company’s issued and outstanding Common Shares. Finally, under certain circumstances, the Company may issue its Common Shares to GM in connection with the JV Transaction, which could also have a dilutive effect on the Company’s share of the Project. Sales of these Common Shares (or convertible securities) or of other Common Shares held by existing shareholders could cause the market price of our Common Shares to decline. We cannot predict the size of future issuances or sales of our Common Shares or the effect, if any, that future issuances and sales of our Common Shares will have on the market price of our Common Shares.

The Common Shares offered under this prospectus supplement and the accompanying base prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

There is no certainty regarding the net proceeds to the Company.

There is no certainty that $250,000,000 will be raised under the offering. The Agent has agreed to use its commercially reasonable efforts to sell, on the Company’s behalf, the Common Shares designated by the Company, but the Company is not required to request the sale of the maximum amount offered or any amount and, if the Company requests a sale, the Agent is not obligated to purchase any Common Shares that are not sold. As a result of the Offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by the Company, the Company may raise substantially less than the maximum total offering amount or nothing at all.

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Shares. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Shares to decline.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by TD after the delivery of a sales notice will fluctuate based on the market price of the Common Shares during the sales period and limits we set with TD. Because the price per share of each share sold will fluctuate based on the market price of our Common Shares during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

If you purchase our Common Shares in this offering, you may incur immediate and substantial dilution or you may experience future dilution as a result of future equity offerings.

The price per Common Share being offered may be higher than the net tangible book value per share of our outstanding Common Shares at the time you are purchasing Common Shares in this offering. Also, in order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Common Shares, or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We do not currently intend to pay dividends on our Common Shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our Common Shares.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our Common Shares to provide dividend income. We anticipate that we will retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, the Company’s ability to pay dividends is, and may be in the future, limited by covenants contained in the DOE Loan, the JV Transaction documents, and the Orion Investment documents, as well as the terms of any future debt agreements which may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Shares will be your sole source of gain for the foreseeable future.

An investment in the Common Shares is speculative and may result in the loss of an investor’s entire investment.

An investment in the Common Shares is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company. Investors should consult with their professional advisors to assess any investment in the Company.

USE OF PROCEEDS

We may issue and sell our Common Shares having an aggregate gross sale proceeds of up to $250,000,000 from time to time. We are not guaranteed to receive any particular amount of proceeds from this offering, or fully utilize, the Sales Agreement. The amount of proceeds we receive from this offering will depend upon the number of Common Shares sold and the market price at which they are sold.

We intend to use the net proceeds from this offering for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with TD, under which we may offer and sell up to $250,000,000 of our Common Shares from time to time through TD acting as agent. Sales of our Common Shares, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the NYSE, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. No Common Shares, offered under this prospectus supplement, will be offered or sold in Canada on the TSX or other trading markets in Canada. Sales pursuant to the Sales Agreement may be made through an affiliate of TD.

Each time we wish to issue and sell Common Shares under the Sales Agreement, we will notify TD of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed TD, unless TD declines to accept the terms of such notice, TD has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of TD under the Sales Agreement to sell our Common Shares are subject to a number of conditions that we must meet. TD is not required to sell any specific amount of securities. We may instruct the sales agent not to sell our Common Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We and TD may suspend the offering of Common Shares upon proper notice to the other party and subject to other conditions. We and TD each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time upon ten days’ written notice.

The settlement of sales of shares between TD and us is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our Common Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and TD may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay TD a commission of an amount up to 3.0% of the aggregate gross proceeds we receive from each sale of our Common Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse TD for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and TD otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to TD under the terms of the Sales Agreement, will be approximately $760,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

TD will provide written confirmation to us before the open on NYSE on the day following each day on which Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the Common Shares on our behalf, TD will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of TD will be deemed to be underwriting commissions or discounts. We have agreed to indemnify TD against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments TD may be required to make in respect of such liabilities.

The offering of our Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

The Agent will only sell Common Shares on marketplaces in the United States.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to our Current Report on Form 8-K, to be filed on the date hereof, and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

TD and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, TD may actively trade our securities for its own account or for the accounts of customers, and, accordingly, TD may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by TD, and TD may distribute the prospectus supplement and the accompanying base prospectus electronically.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the principal Canadian federal income tax considerations as of the date of this prospectus supplement that generally apply to a person who acquires Common Shares pursuant to this offering as beneficial owner and who, at all relevant times for purposes of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Canadian Tax Act”), acquires and holds their Common Shares as capital property, deals at arm’s length with the Company and TD and is not affiliated with the Company or TD (a “Holder”).

Common Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Common Shares or is deemed to hold or use the Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act and the Convention Between Canada and the United States of America With Respect to Taxes on Income and on Capital (1980), as amended (the “Convention”): (i) not, and is not deemed to be, resident in Canada; (ii) is resident solely in the United States and is a “qualifying person” within the meaning of the Convention eligible for the full benefits of the Convention; (iii) does not use or hold, and is not and will not be deemed to use or hold, the Common Shares in connection with carrying on a business (including an adventure or concern in the nature of trade) in Canada (each such Holder, a “U.S. Resident Holder”).

This summary is not applicable to a U.S. Resident Holder (i) that is a “financial institution” within the meaning of section 142.2 of the Canadian Tax Act; (ii) that is a “specified financial institution” as defined in the Canadian Tax Act; (iii) an interest in which is a “tax shelter investment” for the purposes of the Canadian Tax Act; (iv) that has entered into or will enter into a “derivative forward agreement,” “synthetic equity arrangement” or “synthetic disposition arrangement,” each as defined in the Canadian Tax Act, in respect of the Common Shares; (v) that receives dividends on the Common Shares under or as part of a “dividend rental arrangement” as defined in the Canadian Tax Act; (vi) is an “authorized foreign bank” (as defined in the Canadian Tax Act) or an insurer that carries on business in Canada and elsewhere; or (vii) that is a “foreign affiliate” (as defined in the Canadian Tax Act) of a taxpayer resident in Canada.

This summary is based upon: (i) the current provisions of the Canadian Tax Act and the Convention in force as of the date prior to the date hereof; (ii) all specific proposals (“Proposed Amendments”) to amend the Canadian Tax Act that have been publicly and officially announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing and made publicly available by the CRA prior to the date hereof. This summary assumes that the Proposed Amendments will be enacted in the form proposed, although no assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law or in the CRA’s administrative policies or assessing practices, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular U.S. Resident Holder, and no representations concerning the tax consequences to any particular U.S. Resident Holder are made. The tax consequences of acquiring, holding and disposing of Common Shares will vary according to the U.S. Resident Holder’s particular circumstances.

U.S. Resident Holders should consult their own tax advisors regarding the tax considerations applicable to them having regard to their particular circumstances.

Currency: All amounts relevant in computing a U.S. Resident Holder’s liability under the Canadian Tax Act are to be computed in Canadian dollars, based on the relevant exchange rate as determined in accordance with the Canadian Tax Act.

Taxation of Dividends: Under the Canadian Tax Act, dividends paid or credited, or deemed to be paid or credited, to a U.S. Resident Holder on the Common Shares will generally be subject to Canadian withholding tax at a rate of 25% of the gross amount of such dividends unless the rate is reduced under the Convention. Under the Convention, the rate of withholding tax on dividends applicable to U.S. Resident Holders who beneficially own the dividends is generally reduced to 15% (or to 5% if the beneficial owner of such dividend is a U.S. Resident Holder that is a company that beneficially owns, directly or indirectly, at least 10% of the voting shares of the Company) of the gross amount of such dividends.

Disposition of Common Shares: Generally, a U.S. Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such U.S. Resident Holder on a disposition or deemed disposition of the Common Shares, nor will any capital losses arising therefrom be recognized under the Canadian Tax Act, unless the Common Shares are or are deemed to be “taxable Canadian property” of the U.S. Resident Holder at the time of disposition (as defined in the Canadian Tax Act) and the U.S. Resident Holder is not entitled to relief under the Convention.

Provided that the Common Shares are listed on a “designated stock exchange” for the purposes of the Canadian Tax Act (which currently includes the TSX and NYSE), at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a U.S. Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, one or any combination of (a) the U.S. Resident Holder, (b) persons with whom the U.S. Resident Holder did not deal at arm’s length, and (c) partnerships in which the U.S. Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or, for civil law, rights in, any of the foregoing properties, whether or not such property exists. Notwithstanding the foregoing, a Common Share may also be deemed to be taxable Canadian property to a U.S. Resident Holder for purposes of the Canadian Tax Act in certain other circumstances. U.S. Resident Holders should consult their own tax advisors as to whether their Common Shares constitute “taxable Canadian property” in their own particular circumstances.

Even if the Common Shares are taxable Canadian property to a U.S. Resident Holder, a U.S. Resident Holder may be subject to relief from taxation in Canada pursuant to the terms of the Convention. U.S. Resident Holders for whom the Common Shares will or may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) as a result of the acquisition, ownership and disposition of Common Shares acquired pursuant to this offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of Common Shares acquired pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty (other than the Convention). Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal 3.8% Medicare tax on certain net investment income, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, 3.8% Medicare tax on certain net investment income, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, the Convention, and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are S corporations (and shareholders therein); (i) are subject to special tax accounting rules; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the United States; or (l) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners). This summary does not address the tax consequences to any such entity or arrangement or partner (or other owner). Such entities or arrangements and partners (or other owners) therein should consult their own tax advisor regarding the U.S. federal income tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares.

We have not determined whether we were a PFIC for our most recently completed tax year and whether we may be a PFIC for our current tax year or any future tax year. In addition, no opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the composition of the assets, income and operations of such corporation and the fair market value of such corporation’s assets over the course of each such tax year. We are not certain whether the composition of our assets and income, including the amount of non-passive income we generate from our operations, will be such that we meet the PFIC asset test or PFIC income test (each discussed below) for the current year or any future years. As a result, our PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by us. Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each of our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file IRS Form 8621 annually.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which are also PFICs (each, a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax as discussed below, under the heading “Default PFIC Rules Under Section 1291 of the Code”, on their proportionate share of any (a) distribution on the shares of a Subsidiary PFIC and (b) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the purchase of Common Shares and the acquisition, ownership, and disposition of Common Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be subject to tax as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale, exchange or other taxable disposition of Common Shares and (b) any excess distribution received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average annual distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale, exchange or other taxable disposition of Common Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Common Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we are a PFIC in the prior tax year, current tax year or any future tax year but cease to be a PFIC in a subsequent tax year, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Common Shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Common Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we were not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

For each tax year that we qualify as a PFIC, as determined by us, we: (a) intend to make publicly available to U.S. Holders, upon their written request, a “PFIC Annual Information Statement” for us as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation), and (b) upon written request, intend to use commercially reasonable efforts to provide such additional information that such U.S. Holder is reasonably required to obtain in connection with maintaining such QEF Election with regard to us. We may elect to provide such information on our website. However, U.S. Holders should be aware that we can provide no assurances that we will provide any such information relating to any Subsidiary PFIC and as a result, a QEF Election may not be available with respect to any Subsidiary PFIC. Because we may own shares in one or more Subsidiary PFICs at any time, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain such required information. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621 making such election and including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election, instead of a QEF Election, with respect to Common Shares only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, surveillance and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Common Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a timely and effective Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in the Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares, over (ii) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a timely and effective Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale, exchange or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 making such election to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the Common Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, if promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In addition, a beneficiary of a U.S. Holder that acquires shares in a PFIC from a decedent that was a U.S. Holder generally may not receive a “stepped up” tax basis in such shares upon the transfer at death unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

General Rules Applicable to the Acquisition, Ownership, and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale, Exchange or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale, Exchange or Other Taxable Disposition of Common Shares

Upon the sale, exchange or other taxable disposition of the Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold, exchanged or otherwise disposed of. Gain or loss recognized on such sale, exchange or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Common Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. For both corporate and non-corporate U.S. Holders, deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Common Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale, exchange or other taxable disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938 annually.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale, exchange or other taxable disposition of the Common Shares generally may be subject to information reporting and backup withholding tax if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S.

taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

The validity of our Common Shares offered by this prospectus supplement will be passed upon for us by Cassels Brock & Blackwell LLP, Toronto, Ontario. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. TD is being represented in connection with this offering by Skadden, Arps, Slate, Meagher & Flom LLP and Blake, Cassels & Graydon LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in audit and accounting.

The estimates of mineral resources and mineral reserves and related information of the Project incorporated by reference herein are based upon analyses contained in the S-K 1300 Technical Report, with an effective date of December 31, 2024, and performed by SGS Canada Inc., Sawtooth Mining LLC, NewFields Mining Design & Technical Services, and EXP U.S. Services Inc. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to our Common Shares offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Common Shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.lithiumamericas.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement, and investors should not rely on such information in making a decision to purchase our Common Shares.

We furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with U.S. GAAP. We also furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement and the accompanying base prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement and the accompanying base prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying base prospectus and information that we file later and incorporate by reference into this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus supplement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

•

our Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025, the period ended June  30, 2025, filed with the SEC on August 14, 2025, and the period ended September 30, 2025, filed with the SEC on November 13, 2025;

•

our Current Reports on Form 8-K, filed on January 7, 2025, January  7, 2025, March  11, 2025, March  28, 2025, April  7, 2025, May  15, 2025, June  12, 2025, October  1, 2025 and October 8, 2025 (2)(except that, with respect to each of the foregoing Current Reports, any portion thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement); and

•

the description of the Common Shares contained in our Registration Statement on Form 20-F, filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023, including any amendment or report filed for the purpose of amending such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus supplement, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

3260 – 666, Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

Attention: Investor Relations

Filed pursuant to Rule 424(b)(3)
Registration No: 333-287327

PROSPECTUS

Lithium Americas Corp.

US$1,000,000,000

Common Shares

Preferred Shares

This prospectus relates to the offer and sale by us up to an aggregate US$1,000,000,000 of the securities identified above (the “securities”) of Lithium Americas Corp. (“LAC,” the “Company,” “we,” “our” or “us”).

This prospectus provides you with a general description of the securities offered hereby, including the Company’s common shares, no par value (the “Common Shares”), and the general manner in which we will offer such securities. More specific terms of any securities that we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings, including at prevailing market prices or at prices negotiated with buyers. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For example, any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

Our Common Shares are traded on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “LAC.” The closing price for our Common Shares on May 14, 2025, was US$3.08 per share, as reported on the NYSE and was C$4.32 per share, as reported on the TSX.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2025.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus generally describes Lithium Americas Corp. and its securities, including its Common Shares. We may use the shelf registration statement to sell the listed securities from time to time through any means described in the section entitled “Plan of Distribution.”

More specific terms of any securities we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered, any specific allocation of the net proceeds of an offering of securities to a specific purpose and other terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). All statements, other than statements of historical facts, are forward-looking statements and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements in this prospectus, including the documents incorporated by reference, includes, but is not limited to:

•

statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the investment agreement with General Motors Holdings LLC (“GM”) to establish a joint venture with the Company for the purposes of funding, developing, constructing and operating the Thacker Pass project (the “Project” and, such transaction, the “JV Transaction”), the Conditional Commitment from the U.S. Department of Energy’s Advanced Technology Vehicles Manufacturing Loan Program (the “DOE Loan”), and the strategic investment of $250 million from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), for the development and construction of Phase 1 of the Project (the “Orion Investment”), including statements regarding satisfaction of draw down conditions on the DOE Loan and expected timing for first draw down on the DOE Loan;

•	expectations about the extent that the JV Transaction, DOE Loan, the Orion Investment and cash on hand would fund the development and construction of the Project on schedule or at all;

•	expectations and timing on the commencement of major construction and first production;

•	project de-risking initiatives;

•

expectations related to the construction build, job creation and nameplate capacity of the Project as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company;

•	the estimated cash flow, capitalization and adequacy thereof for the Company;

•

the estimated costs of the development of the Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans;

•	cost and expected benefits of the transloading terminal;

•	cost and expected benefit of the limestone quarry;

•	anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the U.S. for the Project;

•	the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the U.S. for the Company’s development and resultant operations;

•	capital expenditures and programs;

•	estimates, and any change in estimates, of the mineral resources and mineral reserves at the Project;

•	development of mineral resources and mineral reserves;

•

the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto;

•	government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium;

•	the creation of a battery supply chain in the U.S. to support the electric vehicle market;

•	the timing and amount of future production, currency exchange and interest rates;

•	the Company’s ability to raise capital;

•	expected expenditures to be made by the Company on the Project;

•	statements relating to revised capital cost estimates;

•	ability to produce high purity battery-grade lithium products;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the timing, cost, quantity, capacity and product quality of production at the Project;

•	successful development of the Project, including successful results from the Company’s testing facility and third-party tests related thereto;

•

statements with respect to the expected economics of the Project, including capital costs, operating costs, sustaining capital requirements, after-tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine;

•	anticipated job creation and the completion of the workforce hub;

•

the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of the Project will minimize construction risk, ensure availability of skilled labor, address the challenges associated with the Project’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities;

•	the expected workforce development training program being prepared with Great Basin College;

•	the Company’s commitment to sustainable development, limiting the environmental impact at the Project and plans for phased reclamation during the life of mine including use benefits of growth media;

•	ability to achieve capital cost efficiencies;

•	anticipated use of any future proceeds and earnings related to the Project;

•	anticipated plans regarding the payment or non-payment of dividends; and

•

as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

Forward-looking statements involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. Forward-looking statements reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this prospectus, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such forward- looking statements is based include, without limitation:

•	expectations regarding Phase 2 of the Project, including financing;

•

the ability of Lithium Nevada LLC (“LN”) to draw down on the DOE Loan on the anticipated timeline, or at all, and the absence of material adverse events affecting the Company during the construction of the Project;

•	the ability of LN to satisfy all draw down conditions for the DOE Loan in a timely manner;

•	the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects;

•	the ability to meet future objectives and priorities;

•	a cordial business relationship between the Company and third-party strategic and contractual partners;

•

the risk of tax liabilities as a result of the statutory plan of arrangement between the Company and Lithium Americas (Argentina) Corp. (the “Arrangement”) and general business and economic uncertainties and adverse market conditions;

•	the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met;

•

the risk of tax indemnity obligations owed by the Company to Lithium Argentina AG (“Lithium Argentina”) following the Arrangement becoming payable, including as a result of events outside of the Company’s control;

•	the availability of equipment and facilities necessary to complete development and construction of the Project;

•	unforeseen technological and engineering problems;

•

changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market;

•	uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates;

•	the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected;

•	the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery-grade lithium;

•	the respective benefits and impacts of the Project when production operations commence;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions;

•	uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada;

•	demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market;

•	current technological trends;

•	the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry;

•

continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to the Project, and continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement;

•	risks related to cost, funding and regulatory authorizations to develop a workforce housing facility;

•	the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates;

•	impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions;

•	the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations;

•	increased attention to environmental, social, governance and safety and sustainability-related matters;

•

risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability- related benefits);

•	risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments;

•	estimates of, and unpredictable changes to, the market prices for lithium products;

•	development and construction costs for the Project, and costs for any additional exploration work at the project;

•	estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves;

•	some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate;

•	reliability of technical data;

•

anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing;

•	timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at the Project;

•	availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Project;

•	government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes;

•	ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates;

•	that the Company will meet its future objectives and priorities;

•	that the Company will have access to adequate capital to fund its future projects and plans;

•	that such future projects and plans will proceed as anticipated;

•	compliance by the JV Partners (as defined herein) with terms of agreements and the ability of the JV Partners to fund their share of funding obligations for the Project;

•	the lack of any material disputes or disagreements between the JV Partners;

•	the regulation of the mining industry by various governmental agencies;

•	as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions.

Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any forward-looking statements as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on EDGAR at www.sec.gov. All forward-looking statements contained in this prospectus is expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on EDGAR. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INFORMATION ABOUT THE COMPANY

Our Company

We are a Canadian-based resource and materials company focused on developing, building and operating significant lithium deposits and chemical processing facilities. Our flagship asset is Thacker Pass, a sedimentary- based lithium deposit located in the McDermitt Caldera in Humboldt County, in northern Nevada (“Thacker Pass”). Thacker Pass is owned by LN, a wholly owned subsidiary of Lithium Nevada Ventures LLC (“Lithium Nevada Ventures”), the joint venture (“JV”) between General Motors Holdings LLC (“GM”) and the Company (together, the “JV Partners”). We own a 62% interest in Thacker Pass and will manage the Project, and GM owns a 38% interest in Thacker Pass.

Thacker Pass “Phase 1” refers to the anticipated initial phase of production, targeting 40,000 tonnes per year (“t/y”) of battery-grade lithium carbonate (“Li2CO3”), “Phase 2” refers to a possible second phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 3” refers to a possible third phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 4” refers to a possible fourth phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 5” refers to a fifth phase of development that would add an additional beneficiation circuit and sulfuric acid plant, without an additional Li2CO3 processing plant, for total planned production capacity of 160,000 t/y.

We also hold investments in Green Technology Metals Limited (“GT1”) and Ascend Elements, Inc. (“Ascend Elements”), and exploration properties in the U.S. and Canada.

Our Common Shares are listed on the NYSE and on the TSX under the symbol “LAC.”

Amounts stated in this prospectus are in United States dollars, unless otherwise indicated.

Company Information

Our principal executive offices are located at 3260 – 666 Burrard Street, Vancouver, BC V6C 2X8, and our telephone number is (778) 656-5820. Our website is www.lithiumamericas.com. The information found on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of our Common Shares to close out short positions;

•	sales by broker-dealers of our Common Shares that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

We may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best- efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF COMMON SHARES

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our amended articles of incorporation (our “Articles”).

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at May 8, 2025, a total of 218,904,876 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, shareholders will be entitled to receive dividends if, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, shareholders will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail below, the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The Business Corporations Act (British Columbia) (the “BCBCA”) and our Articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

The prospectus supplement may include a discussion of Canadian and U.S. federal income tax considerations applicable to the Common Shares.

GM Investor Rights Agreement

Under the Amended and Restated Investor Rights Agreement, dated October 15, 2024, between the Company and GM (the “Investor Rights Agreement”), GM has certain board nomination rights, oversight and demand registration and piggy-back registration rights and securities offering participation rights, and is also subject to certain standstill limitations pertaining to take-over bids (and similar transactions) until a period that ends on the earlier of (i) five years from the date of the reorganization resulting in the separation of the North American business and Argentinian business of Lithium Americas (Argentina) Corp. (formerly Lithium Americas Corp.) into two independent public companies (the “Separation”), and (ii) one year following the date of the commencement of commercial production for Phase 1 as outlined in the agreement to supply GM with Li2CO3 production from Thacker Pass (the “Offtake Agreement”).

Election of Directors

Directors are elected annually for a term of one year, as approved by the vote of shareholders entitled to vote at the annual general meeting for the election of directors, or in the unanimous resolution that appoints, such directors. All directors cease to hold office immediately before the election or appointment of such directors, but are eligible for re-election or re-appointment.

Dividends and Distributions

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Share for the immediate future; rather, all available funds of the

Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company’s earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

DESCRIPTION OF PREFERRED SHARES

The particular class of preferred shares and the particular terms and provisions of any series of such class of preferred shares offered by any prospectus supplement will be described in the prospectus supplement filed in respect of such series of preferred shares. The prospectus supplement may include a discussion of Canadian and U.S. federal income tax considerations applicable to the preferred shares.

INVESTMENT IN LITHIUM AMERICAS CORP. BY EMPLOYEE BENEFIT PLANS

The purchase or holding of our Common Shares by an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), an individual retirement account (“IRA”), or any entity whose assets include the assets of such plans or arrangements (collectively, “Plans”) is subject to ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and, in some cases, to provisions under federal, state, local, non-U.S. or other laws that impose rules similar to ERISA or the Code (“Similar Laws”). Under these rules, fiduciaries of a Plan must, among other things, ensure that any investment in our Common Shares is prudent, complies with the Plan’s governing documents, is properly diversified, will not result in the recognition of unrelated business taxable income and, most importantly, will not constitute a “prohibited transaction” with a “party in interest” or “disqualified person” (as those terms are defined in ERISA and the Code, respectively). Statutory, class or individual exemptions may be available to address these concerns, but no assurance can be given that all of the conditions of any such exemptions will be satisfied.

In addition, a Plan that acquires our Common Shares could, in certain circumstances, be deemed to hold an undivided interest in our underlying assets (“plan assets”), thereby subjecting our operations to ERISA’s fiduciary and prohibited-transaction rules. The U.S. Department of Labor’s “plan asset” regulation, as modified by ERISA Section 3(42), generally avoids this result if: (i) the Common Shares qualify as “publicly-offered securities” (widely held, freely transferable and either part of a public offering or registered under the Securities Act), (ii) we qualify as an “operating company,” or (iii) less than 25% of the value of any class of our equity interests is held by “benefit plan investors.” While we expect one or more of these exceptions to apply, we cannot guarantee that will be the case.

Accordingly, each person acquiring or holding our Common Shares will be deemed to have represented that (a) it is not, and for so long as it holds the Common Shares will not be, using assets of any Plan subject to ERISA, the Code or Similar Laws, or (b) its purchase and continued holding of the Common Shares will not result in a non-exempt prohibited transaction or similar violation under any applicable Similar Laws. Fiduciaries considering an investment in the Common Shares should consult their own legal advisors regarding the consequences under ERISA, the Code and any Similar Laws, and the availability of exemptive relief.

LEGAL MATTERS

The validity of our Common Shares offered by this prospectus will be passed upon for us by Cassels Brock & Blackwell LLP, Toronto, Ontario. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in audit and accounting.

The estimates of mineral resources and mineral reserves and related information of the Project incorporated by reference herein are based upon analyses contained in the S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA (the “S-K 1300 Technical Report”), with an effective date of December 31, 2024, and performed by SGS Canada Inc., Sawtooth Mining LLC, NewFields Mining Design & Technical Services, and EXP U.S. Services Inc. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.lithiumamericas.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our securities.

We furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We also furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Common Shares offered by this prospectus have been sold by the selling shareholder as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

•

our Current Reports on Form 8-K, filed on January 7, 2025, January  7, 2025, March  11, 2025, March  28, 2025, and April 7, 2025 (except that, with respect to each of the foregoing Current Reports, any portion thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

•

the description of the Common Shares contained in our Registration Statement on Form 20-F, filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023, including any amendment or report filed for the purpose of amending such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

3260 – 666, Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

Attention: Investor Relations

Lithium Americas Corp.

Up to $250,000,000

Common Shares

PROSPECTUS SUPPLEMENT

TD Securities

November 13, 2025